Exhibit 99.B6

                             Distributor's Contract
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                              PIMCO ADVISORS FUNDS
                             DISTRIBUTOR'S CONTRACT

                     (As amended through September 28, 1995)

         Distributor's Contract dated as of May 11, 1995, by and between PIMCO ADVISORS FUNDS, a Massachusetts business trust (the "Trust"), and PIMCO ADVISORS DISTRIBUTION COMPANY ("PADCO").

         WHEREAS, the Trust and PADCO are desirous of entering into a new agreement providing for the distribution of shares of the Trust and the provision of shareholder services by PADCO;

         NOW THEREFORE, in consideration of the mutual agreements contained in the Terms and Conditions of Distributor's Contract attached to and forming a part of this Contract (the "Terms and Conditions"), the Trust hereby appoints PADCO as a distributor of shares of the Trust and as servicing agent of shareholders and shareholder accounts of the Trust, and PADCO hereby accepts such appointment, all as set forth in the Terms and Conditions.

         A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, PIMCO ADVISORS FUNDS and PIMCO ADVISORS DISTRIBUTION COMPANY have each caused this Amended Distributor's Contract to be signed in duplicate on its behalf, all as of the day and year first above written.

                                            PIMCO ADVISORS FUNDS


                                            By: Robert A. Prindiville


                                            PIMCO ADVISORS DISTRIBUTION COMPANY


                                            By: John O. Leasure


                                            Dated: September 28, 1995

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                              TERMS AND CONDITIONS
                                       OF
                             DISTRIBUTOR'S CONTRACT

                      As amended through September 28, 1995

         1. Sale of Shares to Padco and Sales by Padco. PADCO will have the right, as principal, to sell shares of beneficial interest ("shares") of the three classes (referred to herein as "Class A shares," "Class B shares" and "Class C shares") of each portfolio of the Trust represented by a separate series of shares (a "Fund") directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares, and at net asset value in the case of Class B shares and Class C shares. For such purposes, PADCO will have the right to purchase shares at net asset value. PADCO will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker dealers who are members of the National Association of Securities Dealers, Inc. and who are acting as introducing brokers pursuant to clearing agreements with PADCO ("introducing brokers"), or to broker dealers which are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with PADCO ("participating brokers"), in each case against orders therefor. The price for introducing brokers and participating brokers shall be, in the case of Class A shares, the applicable public offering price less a concession to be determined by PADCO, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class B shares and Class C shares, net asset value.

         Prior to the time of transfer of any shares by the Trust to, or on the order of, PADCO or any introducing broker or participating broker, PADCO shall pay or cause to be paid to the Trust or to its order an amount in New York clearing house funds equal to the applicable net assets value of the shares. Upon receipt of registration instructions in proper form, PADCO will transmit or cause to be transmitted such instructions to the Trust or its agent for registration of the shares purchased.

         The public offering price of Class A shares shall be the net asset value of such shares, plus any applicable sales charge as set forth in the then current prospectus and statement of additional information (collectively, the "prospectus") of the Trust. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the Investment Company Act of 1940 and Section 26(d)(1) of
Article III of the Rules of Fair Practice to the National Association of Securities Dealers, Inc., as either or both may be amended from time to time.

         On every sale, the Trust shall receive the net asset value of the shares. The net asset value of shares shall be determined in the manner provided in the Amended an Restated Agreement and Declaration of Trust and By-laws of the Trust as then amended. In the case of Class A shares, PADCO may retain so much of any sales charge or underwriting discount as is not allowed by PADCO as a concession to

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dealers and such sales charge or underwriting discount shall be in addition to the fee paid to PADCO in respect of Class A shares as described in
Section 2 hereof.

         2. Fees. For its services as servicing agent of a Fund's Class A shareholders and Class A shareholder accounts, the Trust shall pay PADCO on behalf of the Fund a servicing fee at the rate and upon the terms and conditions set forth in the Distribution and Servicing Plan attached as Exhibit A hereto, and as amended from time to time, and may retain so much of any sales charge or underwriting discount as is not allowed by PADCO as a concession to dealers, and shall receive any contingent deferred sales charge as provided in Section 5 hereof.

         For its services as distributor of a Fund's Class B shares and Class C shares and as servicing agent of a Fund's Class B and Class C shareholders and Class B and Class C shareholder accounts, the Trust shall pay PADCO on behalf of the Fund a distribution fee and a servicing fee at the rates and on the terms and conditions set forth in the relevant Distribution and Servicing Plan attached as Exhibits B and C hereto, respectively, and as amended from time to time, and shall receive any contingent deferred sales charge as provided in
Section 5 hereof. The respective distribution and servicing fees shall be accrued daily and paid monthly to PADCO as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

         3. Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by it.

         4. Use of Sub-agents; Non-exclusivity; Sales of Shares by the Trust. PADCO may employ such sub-agents, including one or more participating brokers or introducing brokers, for the purposes of selling shares of the Trust as PADCO, in its sole discretion, shall deem advisable or desirable. PADCO may enter into similar arrangements with other issuers. The Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares to its shareholders or other persons at not less than net asset value.

         5. Repurchase of Shares. PADCO will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the then current prospectus of the Trust or as the Trust acting through its Trustees may otherwise direct. PADCO may employ such sub-agents, including one or more participating brokers or introducing brokers, for the purpose as PADCO, in its sole discretion, shall deem to be advisable or desirable. Any contingent deferred sales charge imposed on repurchases and redemptions of Class A, Class B and Class C shares upon the terms and conditions set forth in the then current prospectus of the Trust shall be paid to PADCO in addition to the fees with respect to the Class A, Class B and Class C shares set forth in Section 2 hereof. The Trust will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or Distribution Fees.

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         6. Basis of Purchases and Sales of Shares. PADCO's obligation to sell shares hereunder shall be on a best efforts basis only and PADCO shall not be obligated to sell any specific number of shares. Shares will be sold by PADCO only against orders therefor. PADCO will not purchase shares from anyone other than the Trust except in accordance with Section 5, and will not take "long" or "short" positions in shares contrary to the Amended and Restated Agreement and Declaration of Trust of the Trust.

         7. Rules of NASD, etc. PADCO will conform to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and the Securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. PADCO also agrees to furnish to the trust sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

         8. Independent Contractor. PADCO shall be an independent contractor and neither PADCO nor any of its officers or employees as such, is or shall be an employee of the Trust. PADCO is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. PADCO assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         9. Registration and Qualification of Shares. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by PADCO for the purpose of qualifying and maintaining qualification of the shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of each Fund of the Trust and the Trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (together with the rules and regulations thereunder, the "1940 Act"), to the end that there will be available for sale from time to time such number of shares as PADCO may reasonably be expected to sell. The Trust shall advise PADCO promptly of (a) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust, a Fund or the shares thereof, or rights to offer such shares for sale and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

         10. Expenses. The Trust will pay or reimburse PADCO for all expenses of qualifying shares of the Trust for sale under the securities or so-called "Blue Sky" laws of any State. PADCO will pay all expenses of preparing, printing and distributing advertising and sales literature (apart from expenses of registering shares under the 1933 Act and the 1940 Act and the preparation and printing of prospectuses and reports as required by said Acts and the direct expenses of the issue of shares, except that PADCO

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will pay the cost of the preparation and printing of prospectuses and shareholders' reports used by it in the sale of Trust shares).

         11. Securities Transactions. The Trust agrees that PADCO may effect a transaction on any national securities exchange of which it is a member for the account of the Trust and any Fund of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934.

         12. Indemnification of Trust. PADCO agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be, a Trustee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of PADCO or any agent or employee of PADCO or any other person for whose acts PADCO is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Trust, provided, that in no event shall anything contained in this Agreement be construed to protect the Trust or any such person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement. PADCO also agrees likewise to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of PADCO's failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The term "expenses" includes amount paid in satisfaction of judgments or in settlements which are made with PADCO's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

         13. Indemnification of PADCO. The Trust agrees to indemnify and hold harmless PADCO, its several officers, employees and directors, and any person who controls PADCO within the meaning of Section 15 of the 1933 Act, against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact in the Trust's Registration Statement or prospectus, provided that in no event shall anything contained in this Agreement be construed so as to protect PADCO against any liability to the Trust or its shareholders to which PADCO would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties under this Agreement.

         14. Assignment Terminates this Agreement; Amendments of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This agreement may be amended only if such amendment be

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approved either by action of the Trustees of the Trust or at a meeting of the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Trust, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plans or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

         15. Effective Period and Termination of this Agreement. This Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously as to a Fund and a class of shares thereof (unless terminated automatically as set forth in Section 14 hereof) until terminated:

         (a) Either by such Fund or such class or PADCO by not more than sixty
(60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

         (b) Automatically as to any Fund or class thereof at the close of business one year from the date hereof, or upon the expiration of one year from the effective date of the last continuance of this Agreement, whichever is later, if the continuance of this Agreement is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Fund or such class by the affirmative vote of a majority of the outstanding shares of such Fund or such class, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

         Action by a Fund or a class thereof under (a) above may be taken either
(i) by vote of the Trustees of the Trust, or (ii) by the affirmative Vote of a majority of the outstanding shares of such Fund or such class. The requirement under (b) above the continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

         Termination of this Agreement pursuant to this Section 15 shall be without the payment of any penalty.

         If this Agreement is terminated or not renewed with respect to one or more Funds or classes thereof, it may continue in effect with respect to any Fund or any class thereof as to which it has not been terminated (or has been renewed).

         16. Limited Recourse. PADCO hereby acknowledges that the Trust's obligations hereunder with respect to the distribution fee or servicing fee or contingent deferred sales charges payable with respect to the shares of any Fund of the Trust or a particular class of shares of a Fund are binding only on the assets and properly belonging to such Fund or such class.

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         17. Certain Definitions. For the purposes of this Agreement, the
"affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. Certain other items used herein that are not otherwise defined have the meaning given in the current prospectus of the Trust or constituent agreements or documents of the Trust.



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